Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES THIRD QUARTER 2023 EARNINGS

Charlottesville, VA – October 20, 2023 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $4.7 million, or $0.86 per diluted share, for the quarter ended September 30, 2023, compared to $5.8 million, or $1.08 per diluted share, recognized for the quarter ended September 30, 2022. For the nine months ended September 30, 2023, the Company recognized net income of $16.1 million, or $2.99 per diluted share, compared to $16.4 million, or $3.06 per diluted share, for the nine months ended September 30, 2022.

Third Quarter 2023 Highlights

•
The Company continued to experience loan growth in the third quarter of 2023, resulting in a 5% increase from the prior quarter.
•
Yield on loans elevated to 5.53% for the three months ended September 30, 2023, from 4.56% for the prior year same period.
•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.13% as of September 30, 2023, and 0.08% as of December 31, 2022 and September 30, 2022, with 92% of past due loan balances as of the current quarter-end being government-guaranteed.
•
Noninterest expense for the three months ended September 30, 2023 decreased $1.2 million, or 12%, compared to the three months ended September 30, 2022, due to continued efficiencies gained from the merger, including: reduced headcount resulting in lower salaries and employee benefit costs; lower occupancy costs from right-sizing our branch network; and reduced professional fees.
•
The Company had no brokered deposits as of September 30, 2023 or December 31, 2022. The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $128.7 million as of September 30, 2023 and $134.6 million as of December 31, 2022.
•
Total deposits declined $108.0 million, or 7.3% from December 31, 2022 to September 30, 2023, as many customers moved funds outside of the Bank to earn higher yields while the Bank's strategy was to keep cost of funds low during the first quarter of the year. Deposit balances increased $22.2 million, or 1.6%, from June 30, 2023 to September 30, 2023, as the Bank's strategy shifted to meet customer rate demands.
•
Correlated with the year-to-date deposit decline noted above, borrowings increased from December 31, 2022 to September 30, 2023 by $43.0 million. As of September 30, 2023, the Company had unused borrowing facilities in place of approximately $143.4 million and management closely monitors its liquidity position.
•
Return on average assets ("ROAA") for the three months ended September 30, 2023 amounted to 1.18% compared to 1.30% realized in the same period in the prior year.
•
Return on average equity (“ROAE”) for the three months ended September 30, 2023 was 12.91% compared to 16.50% realized in same period in the prior year. The change is due to the net income declining by $1.1 million, combined with the increase in accumulated other comprehensive loss of $5.4 million period over period related to unrealized losses in the securities portfolio as a result of the increased rate environment.
•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure)1 was 60.3% for the three months ended September 30, 2023, compared to 57.0% for the same period in the prior year.

__________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality

•
Gross loans outstanding as of September 30, 2023 totaled $1.0 billion, an increase of $84.1 million, or 9.0%, compared to December 31, 2022.
•
Nonperforming assets amounted to $2.0 million as of September 30, 2023, compared to $1.4 million as of December 31, 2022 and $1.5 million as of September 30, 2022; the Company currently holds no other real estate owned.
o
Six loans to five borrowers are in non-accrual status, totaling $1.1 million, as of September 30, 2023, compared to $673 thousand as of December 31, 2022 and $607 thousand as of September 30, 2022. The adoption of CECL altered the manner in which purchased loans that were in non-accrual status are presented, and as a result, two such loans totaling $501 thousand are now included in this figure.
o
Loans 90 days or more past due and still accruing interest amounted to $854 thousand as of September 30, 2023, compared to $705 thousand as of December 31, 2022 and $859 thousand as of September 30, 2022. The past due balance as of September 30, 2023 is comprised of two loans totaling $783 thousand which are 100% government-guaranteed, and five student loans totaling $71 thousand.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.76% as of September 30, 2023 and 0.58% as of September 30, 2022. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $10.0 million as of September 30, 2023. The total of the ACL and the fair value mark as a percentage of gross loans (a non-GAAP financial measure)1 amounted to 1.74% as of September 30, 2023 and 2.38% as of September 30, 2022.
•
For the three months ended September 30, 2023, the Company recorded a recovery of provision for credit losses of $73 thousand, driven by a $75 thousand recovery related to provision for unfunded commitments. The decrease in provision over the prior year is primarily the result of the increase in loan balances originating from the purchase of government-guaranteed loans for which an ACL is not deemed necessary.

Net Interest Income

•
Net interest income for the three months ended September 30, 2023 of $11.1 million decreased $3.2 million, or 22%, compared to the three months ended September 30, 2022, due primarily to the increased interest expense on deposit accounts and borrowings.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended September 30, 2023 declined to 3.04%, compared to 3.47% for the three months ended September 30, 2022.
•
The overall cost of funds, including noninterest-bearing deposits, of 172 bps incurred in the three months ended September 30, 2023 increased 156 bps from 16 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 22 bps to 226 bps.

Noninterest Income

Noninterest income for the three months ended September 30, 2023 increased $344 thousand, or 15%, compared to the three months ended September 30, 2022, primarily due to the receipt of a payout from bank owned life insurance following the death of a former employee. This was partially offset by $213 thousand of income recognized in the third quarter of the prior year related to advisory and brokerage income; this business line was sold in the fourth quarter of 2022, eliminating future income or expense related thereto.

Book Value

Book value per share was $25.29 as of September 30, 2023 and $23.65 as of September 30, 2022, and tangible book value per share (a non-GAAP financial measure)1 was $22.83 as of September 30, 2023 compared to $20.81 as of September 30, 2022. These values increased as the impact of net income outweighed the increase in unrealized losses in the investment portfolio period over period.

Income Taxes

The effective tax rate amounted to 15.0% compared to 18.0% for the three months ended September 30, 2023 and 2022, respectively, which are both lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and bank owned life insurance policies. The current period effective tax rate was lower than the prior year due primarily to the non-taxability of the death proceeds from bank owned life insurance.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the third quarter of the current year.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine and in the Middle East) or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2023	December 31, 2022*	September 30, 2022
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$7,416	$20,993	$15,773
Interest-bearing deposits in other banks	9,959	19,098	76,194
Federal funds sold	1,015	45	53,118
Securities:
Available for sale (AFS), at fair value	390,816	538,186	538,459
Restricted securities, at cost	7,269	5,137	5,138
Total securities	398,085	543,323	543,597
Loans, net of deferred fees and costs	1,020,518	936,415	942,347
Allowance for credit losses	(7,799)	(5,552)	(5,485)
Loans, net	1,012,719	930,863	936,862
Premises and equipment, net	16,298	17,808	18,817
Assets held for sale	-	965	-
Bank owned life insurance	38,635	38,552	38,298
Goodwill	7,768	7,768	8,140
Core deposit intangible, net	5,448	6,586	6,990
Right of use asset, net	7,110	6,536	6,941
Deferred tax asset, net	19,567	17,315	17,645
Accrued interest receivable and other assets	38,559	13,507	11,381
Total assets	$1,562,579	$1,623,359	$1,733,756
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$399,158	$495,649	$539,134
Interest-bearing	287,480	399,983	417,530
Money market and savings deposit accounts	406,189	467,600	505,733
Certificates of deposit and other time deposits	277,471	115,106	134,250
Total deposits	1,370,298	1,478,338	1,596,647
Borrowings	43,000	-	-
Junior subordinated debt, net	3,448	3,413	3,401
Lease liability	6,824	6,173	6,551
Accrued interest payable and other liabilities	3,282	2,019	1,183
Total liabilities	1,426,852	1,489,943	1,607,782
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,253	13,214	13,214
Capital surplus	107,752	105,344	105,095
Retained earnings	70,494	63,482	58,026
Accumulated other comprehensive loss	(55,772)	(48,624)	(50,361)
Total shareholders' equity	135,727	133,416	125,974
Total liabilities and shareholders' equity	$1,562,579	$1,623,359	$1,733,756
Common shares outstanding	5,365,982	5,337,271	5,327,271
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest and dividend income:
Loans, including fees	$13,748	$11,024	$41,409	$32,403
Federal funds sold	133	299	143	662
Other interest-bearing deposits	64	618	442	973
Investment securities:
Taxable	2,848	2,626	8,674	5,300
Tax exempt	327	313	983	925
Dividends	94	66	265	192
Total interest and dividend income	17,214	14,946	51,916	40,455

Interest expense:
Demand deposits	78	56	273	175
Money market and savings deposits	2,739	415	6,709	1,470
Certificates and other time deposits	2,685	147	5,109	499
Borrowings	505	-	1,271	-
Federal funds purchased	21	-	112	-
Junior subordinated debt	86	51	226	148
Total interest expense	6,114	669	13,700	2,292
Net interest income	11,100	14,277	38,216	38,163
Provision for (recovery of) credit losses	(73)	39	(60)	(30)
Net interest income after provision for (recovery of) credit losses	11,173	14,238	38,276	38,193

Noninterest income:
Wealth management fees	419	590	1,220	1,719
Advisory and brokerage income	-	213	-	639
Deposit account fees	404	443	1,204	1,366
Debit/credit card and ATM fees	535	660	1,742	2,146
Bank owned life insurance income	981	252	1,494	709
Resolution of commercial dispute	-	-	-	2,400
Gains on sales of assets	132	4	132	1,117
Gain on termination of interest swap	-	-	460	-
Gains (losses) on sales of AFS, net	-	-	(206)	-
Other	173	138	919	637
Total noninterest income	2,644	2,300	6,965	10,733

Noninterest expense:
Salaries and employee benefits	3,936	4,252	12,049	13,069
Net occupancy	991	1,318	3,099	3,797
Equipment	195	249	589	786
Bank franchise tax	292	304	929	912
Computer software	185	287	590	907
Data processing	623	712	2,171	2,149
FDIC deposit insurance assessment	220	70	540	421
Marketing, advertising and promotion	262	347	912	873
Plastics expense	51	91	129	322
Professional fees	202	310	592	1,051
Core deposit intangible amortization	368	415	1,138	1,281
Other	1,015	1,148	3,027	3,472
Total noninterest expense	8,340	9,503	25,765	29,040
Income before income taxes	5,477	7,035	19,476	19,886
Provision for income taxes	824	1,263	3,381	3,505
Net income	$4,653	$5,772	$16,095	$16,381
Net income per common share, basic	$0.87	$1.08	$3.00	$3.08
Net income per common share, diluted	$0.86	$1.08	$2.99	$3.06
Weighted average common shares outstanding, basic	5,365,982	5,326,543	5,354,086	5,321,652
Weighted average common shares outstanding, diluted	5,395,483	5,348,900	5,382,145	5,347,878

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Common Share Data:
Net income per weighted average share, basic	$0.87	$1.05	$1.08	$1.32	$1.08
Net income per weighted average share, diluted	$0.86	$1.05	$1.08	$1.32	$1.08
Weighted average shares outstanding, basic	5,365,982	5,357,873	5,338,099	5,333,902	5,326,543
Weighted average shares outstanding, diluted	5,395,483	5,375,073	5,375,619	5,362,220	5,348,900
Actual shares outstanding	5,365,982	5,365,982	5,338,650	5,327,271	5,327,271
Tangible book value per share at period end	$22.83	$24.01	$23.88	$22.31	$20.81

Key Ratios:
Return on average assets [1]	1.18%	1.46%	1.48%	1.65%	1.30%
Return on average equity [1]	12.91%	15.98%	17.57%	22.23%	16.50%
Net interest margin (FTE) [2]	3.04%	3.83%	3.71%	3.91%	3.47%
Efficiency ratio (FTE) [3]	60.3%	54.1%	56.2%	51.7%	57.0%
Loan-to-deposit ratio	74.5%	72.2%	67.3%	63.3%	59.0%

Capital Ratios:
Tier 1 leverage ratio	11.26%	11.20%	10.64%	9.77%	9.17%
Total risk-based capital ratio	18.76%	18.80%	18.37%	17.64%	16.97%

Assets and Asset Quality:
Average earning assets	$1,460,555	$1,443,048	$1,475,617	$1,568,765	$1,644,124
Average gross loans	$986,480	$940,264	$932,834	$938,740	$959,086
Paycheck Protection Program loans, end of period	$177	$196	$215	$234	$254
Fair value mark on acquired loans	$9,965	$10,957	$14,120	$15,887	$17,046

Allowance for credit losses:
Beginning of period	$7,863	$7,772	$5,552	$5,485	$5,503
Impact of adoption of CECL	-	$-	$2,491	$-	$-
Provision for (recovery of) credit losses	2	216	(235)	136	39
Charge-offs	(199)	(180)	(136)	(472)	(119)
Recoveries	133	55	100	403	62
Net charge-offs	(66)	(125)	(36)	(69)	(57)
End of period	$7,799	$7,863	$7,772	$5,552	$5,485

Non-accrual loans	$1,143	$1,185	$1,228	$673	$607
Loans 90 days or more past due and still accruing	854	107	69	705	859
Total nonperforming assets (NPA) [4]	$1,997	$1,292	$1,297	$1,378	$1,466

NPA as a % of total assets	0.13%	0.08%	0.08%	0.08%	0.08%
NPA as a % of gross loans	0.20%	0.13%	0.14%	0.15%	0.16%
ACL to gross loans	0.76%	0.81%	0.83%	0.59%	0.58%
ACL + fair value mark to gross loans (non-GAAP)	1.74%	1.94%	2.33%	2.29%	2.38%
Non-accruing loans to gross loans	0.11%	0.12%	0.13%	0.07%	0.06%
Net charge-offs to average loans [1]	0.03%	0.05%	0.02%	0.03%	0.02%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2023			September 30, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$387,180	$2,942	3.04%	$445,854	$2,692	2.42%
Tax Exempt Securities [1]	66,835	414	2.48%	65,836	397	2.41%
Total Securities [1]	454,015	3,356	2.96%	511,690	3,089	2.41%
Loans:
Real Estate	843,381	11,612	5.46%	834,323	9,485	4.51%
Commercial	103,137	1,394	5.36%	74,970	846	4.48%
Consumer	39,962	742	7.37%	49,793	693	5.52%
Total Loans	986,480	13,748	5.53%	959,086	11,024	4.56%
Fed Funds Sold	9,569	133	5.51%	52,908	299	2.24%
Other interest-bearing deposits	10,491	64	2.42%	120,440	618	2.04%
Total Earning Assets	1,460,555	17,301	4.70%	1,644,124	15,030	3.63%
Less: Allowance for Credit Losses	(7,907)			(5,530)
Total Non-Earning Assets	114,792			124,247
Total Assets	$1,567,440			$1,762,841

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$304,969	$78	0.10%	$401,886	$56	0.06%
Money Market and Savings Deposits	407,213	2,739	2.67%	547,878	415	0.30%
Time Deposits	252,917	2,685	4.21%	142,195	147	0.41%
Total Interest-Bearing Deposits	965,099	5,502	2.26%	1,091,959	618	0.22%
Borrowings	37,648	505	5.32%	—	—	—
Federal funds purchased	1,300	21	6.41%	—	—	—
Junior subordinated debt	3,443	86	9.91%	3,394	51	5.96%
Total Interest-Bearing Liabilities	1,007,490	6,114	2.41%	1,095,353	669	0.24%
Non-Interest-Bearing Liabilities:
Demand deposits	406,518			519,759
Other liabilities	10,422			8,932
Total Liabilities	1,424,430			1,624,044
Shareholders' Equity	143,010			138,797
Total Liabilities & Shareholders' Equity	$1,567,440			$1,762,841
Net Interest Income (FTE)		$11,187			$14,361
Interest Rate Spread [2]			2.29%			3.38%
Cost of Funds			1.72%			0.16%
Interest Expense as a Percentage of Average Earning Assets			1.66%			0.16%
Net Interest Margin (FTE) [3]			3.04%			3.47%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the nine months ended
	September 30, 2023			September 30, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$418,367	$8,939	2.85%	$340,692	$5,492	2.15%
Tax Exempt Securities [1]	66,957	1,245	2.48%	65,447	1,170	2.38%
Total Securities [1]	485,324	10,184	2.80%	406,139	6,662	2.19%
Loans:
Real Estate	827,902	36,077	5.83%	855,632	27,567	4.31%
Commercial	83,393	3,103	4.97%	85,148	2,930	4.60%
Consumer	42,094	2,229	7.08%	50,808	1,906	5.02%
Total Loans	953,389	41,409	5.81%	991,588	32,403	4.37%
Fed Funds Sold	3,527	143	5.42%	118,228	662	0.75%
Other interest-bearing deposits	17,444	442	3.39%	196,801	973	0.66%
Total Earning Assets	1,459,684	52,178	4.78%	1,712,756	40,700	3.18%
Less: Allowance for Credit Losses	(7,933)			(5,806)
Total Non-Earning Assets	114,387			124,518
Total Assets	$1,566,138			$1,831,468

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$332,587	$273	0.11%	$411,504	$175	0.06%
Money Market and Savings Deposits	423,547	6,709	2.12%	584,597	1,470	0.34%
Time Deposits	192,139	5,109	3.56%	151,045	499	0.44%
Total Interest-Bearing Deposits	948,273	12,091	1.70%	1,147,146	2,144	0.25%
Borrowings	33,289	1,271	5.10%	—	—	—
Federal funds purchased	2,927	112	5.12%	—	—	—
Junior subordinated debt	3,430	226	8.81%	3,383	148	5.85%
Total Interest-Bearing Liabilities	987,919	13,700	1.85%	1,150,529	2,292	0.27%
Non-Interest-Bearing Liabilities:
Demand deposits	428,906			524,592
Other liabilities	9,760			10,107
Total Liabilities	1,426,585			1,685,228
Shareholders' Equity	139,553			146,240
Total Liabilities & Shareholders' Equity	$1,566,138			$1,831,468
Net Interest Income (FTE)		$38,478			$38,408
Interest Rate Spread [2]			2.93%			2.91%
Cost of Funds			1.29%			0.18%
Interest Expense as a Percentage of Average Earning Assets			1.25%			0.18%
Net Interest Margin (FTE) [3]			3.52%			3.00%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Fully tax-equivalent measures
Net interest income	$11,100	$13,703	$13,413	$15,384	$14,277
Fully tax-equivalent adjustment	87	86	87	86	84
Net interest income (FTE) [1]	$11,187	$13,789	$13,500	$15,470	$14,361

Efficiency ratio [2]	60.7%	54.4%	56.5%	52.0%	57.3%
Fully tax-equivalent adjustment	-0.4%	-0.3%	-0.3%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	60.3%	54.1%	56.2%	51.7%	57.0%

Net interest margin	3.02%	3.81%	3.69%	3.89%	3.45%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.04%	3.83%	3.71%	3.91%	3.47%

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Fully tax-equivalent measures
Net interest income	$38,216	$38,163
Fully tax-equivalent adjustment	262	245
Net interest income (FTE) [1]	$38,478	$38,408

Efficiency ratio [2]	57.0%	59.4%
Fully tax-equivalent adjustment	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	56.7%	59.1%

Net interest margin	3.50%	2.98%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE) [1]	3.52%	3.00%

	As of
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Other financial measures
ACL to gross loans	0.76%	0.81%	0.83%	0.59%	0.58%
Fair value mark to gross loans	0.98%	1.13%	1.50%	1.70%	1.80%
ACL + fair value mark to gross loans (non-GAAP)	1.74%	1.94%	2.33%	2.29%	2.38%

Book value per share	$25.29	$26.54	$26.50	$25.00	$23.65
Impact of intangible assets [4]	(2.46)	(2.53)	(2.62)	(2.69)	(2.84)
Tangible book value per share (non-GAAP)	$22.83	$24.01	$23.88	$22.31	$20.81

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented. As of September 30, 2022, this figure also included other intangible assets related to Sturman Wealth Advisors, also net of accumulated amortization.